UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               August 20, 2003

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

144-51 NORTHERN BOULEVARD FLUSHING, NEW YORK
(Address of principal executive offices)

11354
(Zip code)

(718) 961-5400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

        Flushing Financial Corporation (Nasdaq: FFIC) today announced that on August 19, 2003, the Board of Directors declared an increase of 10 percent in its quarterly dividend on its common stock to $0.11 per common share, payable on September 26, 2003 to shareholders of record at the close of business on September 9, 2003.

Item 7(c). Exhibits

99.1.     Press release of Flushing Financial Corporation, dated August 20, 2003.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2003

FLUSHING FINANCIAL CORPORATION

By:	/s/ Michael J. Hegarty

Name:	Michael J. Hegarty
Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit		Page
99.1	Press release of Flushing Financial Corporation,
	dated August 20, 2003	5

EXHIBIT 99.1.
Press release of Flushing Financial Corporation, dated August 20, 2003

CONTACT:

Monica C. Passick	Van Negris/Lexi Terrero/Leslie V. Faulkner
Chief Financial Officer	Van Negris & Company, Inc.
Flushing Financial Corporation	(212) 396-0606
(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation Increases
Quarterly Dividend by 10% to $0.11 Per Share

FLUSHING, NY - August 20, 2003 - Flushing Financial Corporation (Nasdaq: FFIC), the parent holding company for Flushing Savings Bank, FSB, today announced that on August 19, 2003, the Board of Directors declared an increase of 10 percent in its quarterly dividend on its common stock to $0.11 per common share, payable on September 26, 2003 to shareholders of record at the close of business on September 9, 2003.

Michael J. Hegarty, Flushing Financial's President and Chief Executive Officer, stated: "Our continued implementation of the key initiatives of our strategic plan - focusing on the origination of higher yielding mortgage loan products and increasing core deposits - has resulted in a strong increase in our operating results for the first half of 2003.

"In keeping with our focus on shareholder value initiatives, as well as our confidence in the opportunities for future growth, our Board of Directors has elected to increase our quarterly cash dividend payouts to shareholders by 10 percent to $0.11, an indicated yearly rate of $0.44. As part of our continuing efforts to enhance the total return to all our shareholders, the Board will continue to review future dividend payouts on a quarterly basis."

Flushing Financial Corporation is the holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation ("FDIC"). The Bank conducts its business through ten banking offices located in Queens, Brooklyn, Manhattan, Bronx, and Nassau County.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company's web site at www.flushingsavings.com.

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